[Letterhead  of  HJ  &  Associates,  L.L.C.]


Date _________________


Office  of  the  Chief  Accountant
SECPS  Letter  File
Securities  and  Exchange  Commission
Mail  Stop  905
450  Street,  N.W.
Washington,  DC  20549

Re.  Celebrity  Entertainment  Group,  Inc.
     Commission  File  No.  0-28829

Ladies  and  Gentlemen:

We were previously the independent accountants for the Company and on February 28, 2000 we reported on the financial statements of the Company as of December 31, 1999, and for the years ended December 31, 1999 and 1998 and from inception on May 2, 1983 through December 31, 1999. On February 9, 2001, our services were terminated.


We have read Item 4 of Form 8-K Amendment # 1 dated March 9, 2001 of Celebrity Entertainment Group, Inc. and are in agreement with the statements contained in
Item 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

-------------------------------------
/s/  HJ & Associates, L.L.C.
HJ  &  Associates,  L.L.C.



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